Exhibit 99.1

Ann Fandozzi to Become Chief Executive Officer of Ritchie Bros.

VANCOUVER, December 16, 2019 - Ritchie Bros. Auctioneers (NYSE and TSX: RBA) (“Ritchie Bros.” or the “Company”), the world's largest industrial auctioneer and a leading used equipment seller, announced today that Ann Fandozzi will become Chief Executive Officer and join the Company’s Board of Directors, effective January 6th, 2020.

Most recently, Fandozzi was CEO of ABRA Auto Body & Glass, a leading national damaged vehicle repair company, where she engineered a step-change in profitability and laid the foundation for an all-new customer experience through technology.

“Ann is an exceptional leader with a proven track record of designing and executing winning strategies and driving profitable growth”, said Bev Briscoe, Chair of the Board. “She brings a strong customer focus, deep experience in technology, and outstanding management capabilities that will further Ritchie Bros’. strategic transformation as a multi-channel, technology-enabled global business. The Board looks forward to working closely with Ann and the rest of our talented executives as we build value for our shareholders, our customers, and our employees.”

Briscoe added: “We would like to thank Sharon Driscoll, Chief Financial Officer, and Karl Werner, President, International, for their commitment and oversight as Co-CEOs during the interim period and for all their contributions to the Company. By ensuring that Ritchie Bros. maintained its momentum, the Board was able to conduct a thoughtful, robust process that led to the recruitment of the right executive to lead the Company forward.”

“I am honored and excited to lead Ritchie Bros. at an important time in the Company’s history,” said Fandozzi. “Ritchie Bros. has extraordinary assets – starting with its talented employees, deep customer base, leading market position and unmatched technology. I am energized by the many opportunities we have to expand our global iconic brand which has earned the trust of our customers by delivering the products, services, and unmatched value to help them build and grow their businesses for over 60 years.”

About Ann Fandozzi

Fandozzi was CEO of ABRA Auto Body and Glass (2016 to 2019). Prior to joining ABRA, she was the CEO of vRide (2012 to 2016), a carpooling platform that works with private and public employers to save their employees time and money. Prior to these CEO roles, Fandozzi served in several executive positions for Whirlpool, including eBusiness, Direct-to-Consumer, and Sears/Kenmore. Fandozzi joined Whirlpool from DaimlerChrysler, where she led the Global Family Vehicle business and is credited with the invention and development of the Stow-N-Go fold flat seats. Earlier in her career, she gained significant experience in consumer marketing, product development and engineering at Ford Motor Company, McKinsey & Company and Lockheed Martin Corporation. She served on the board of Pinnacle Foods, a publicly traded packaged food company that was acquired by ConAgra, and is a board member of Ghost Robotics, a robotics start-up. Ann is also a frequent speaker on technology, transportation, and green/environmental topics. She holds a Bachelor of Science degree in Computer Engineering from Stevens Institute of Technology, a Master of Science degree in Systems Engineering from University of Pennsylvania and an MBA from The Wharton School of the University of Pennsylvania.

About Ritchie Bros.:

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition Company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the Company's selling channels include: Ritchie Bros. Auctioneers, the world's largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The Company's suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

For investor inquiries, please contact:

Zaheed Mawani | Vice President, Investor Relations

Phone: tel:1.778.331.5219 | Email: zmawani@ritchiebros.com

For media inquiries, please contact:

Ian Malinski | Media Relations Manager

Phone: tel:1.778.331.5432 | Email: corpcomm@rbauction.com